EXHIBIT 99

news release

CONTACT:

Media:		Investors:

In New York, NY:	Victor Beaudet	Renee Johansen
	(212) 282-5344	Rob Foresti
(212) 282-5320
In Newark, DE:	Sharon Samuel
(302) 453-7650

In Glenview, IL:	Jennifer Vargas
(847) 470-5765

AVON TO RESTRUCTURE U.S. DISTRIBUTION OPERATIONS

New State-of-the Art Distribution Center To Open In 2009

New York, N.Y. January 9, 2007—Avon Products, Inc. (NYSE: AVP) today announced plans to restructure its U.S. distribution operations to enhance service to its Representatives, improve operating efficiencies through new technologies, and achieve other cost savings that can be reinvested in business growth.

     The initiative, which is part of the company’s previously announced multi-year turnaround plan, includes the building of a state-of-the-art distribution center in the Midwest that will open in 2009. The facility will employ in the range of 500 people when fully operational and will have capacity to ship 50% of U.S. sales volume.

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     Avon also said that it will phase-out its current distribution branches in Newark, Delaware, and Glenview, Illinois, with the closures expected to be completed by mid-2009 and mid-2010, respectively, with a combined loss of approximately 620 positions.

     Avon said that it expects to invest approximately $150 million in capital expenditures relating to the new distribution center and for technology and equipment upgrades in other branches. The company plans to upgrade and modernize its Atlanta-based distribution center, and is evaluating options for investing in a new warehouse management system for the Pasadena site.

     In addition, Avon said that it expects to record approximately $20 million of charges relating to the restructuring of U.S. distribution in the fourth quarter 2006 for employee-related costs. The company said that it will incur additional expenses totaling approximately $65 million over the next several years, including transition costs and accelerated depreciation on equipment. In addition, Avon expects a net gain of approximately $25 million from the sales of the Newark and Glenview facilities at the end of the project period.

     Once the initiative is fully implemented, the company expects to achieve annualized cost savings of approximately $35 million to $45 million, as well as incremental benefits to working capital and improved service to Avon Representatives. The cost savings are part of the company’s previously announced multi-year restructuring plan.

     “With these actions, we are transforming our U.S. distribution network, cost structure, and operating effectiveness as we continue to lay the foundation for Avon’s return to sustainable growth,” said Elizabeth A. Smith, Executive Vice

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President and President, North America and Global Marketing. “Our decision to restructure U.S. distribution will deliver a step-change in technology support for operations and also will enable a significant improvement in service to our U.S. Representatives,” she added.

     Avon said that it is in the process of evaluating potential locations for its new distribution center in the Midwest, with a decision expected to be announced in 2007. The company said that it expects the new distribution center to feature advanced picking technology to improve productivity and order accuracy, in addition to automated systems that will streamline process and work flow.

     “The decision to phase-out our branches in Newark and Glenview was a difficult one, and the lengthy transition timelines will help support our hard-working and dedicated Associates as they plan the next phase of their careers,” Smith said. “We are confident that the actions we are taking are the right long-term decisions for our business and our Representatives as we fortify our leadership in direct selling.”

      Avon continues to project that the total cost to implement all of its restructuring initiatives will be in the range of $500 million and that the annualized restructuring savings will exceed $300 million when the plan is fully realized.

     Avon, the company for women, is a leading global beauty company, with over $8 billion in annual revenue. As the world's largest direct seller, Avon markets to women in well over 100 countries through over five million independent Avon Sales Representatives. Avon's product line includes beauty products, fashion jewelry and apparel, and features such well-recognized brand names as Avon Color, Anew, Skin-So-Soft, Avon Solutions, Advance Techniques, Avon Naturals, Mark, and Avon Wellness. Learn more about Avon and its products at www.avoncompany.com.

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CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this release that are not historical facts or information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following:

  our ability to implement the key initiatives of our global business strategy, including our multi- year restructuring initiatives, product mix and pricing strategies, enterprise resource planning, customer service initiatives, product line simplification, strategic sourcing initiative, and cash management, tax, foreign currency hedging and risk management strategies, and our ability to achieve anticipated benefits from such initiatives;
  the possibility of business disruption in connection with our multi-year restructuring initiatives;
  the costs associated with our product line simplification program;
  our ability to achieve growth objectives, particularly in our largest markets and new and emerging markets;
  our ability to replace lost sales attributable to the repositioning of the Beauty Plus and Beyond Beauty business in the United States;
  our ability to successfully identify new business opportunities and acquisition candidates, and our ability to successfully integrate or manage any acquired business;
  the effect of political, legal and regulatory risks, as well as foreign exchange or other restrictions, imposed on us, our operations or our Representatives by governmental entities;
  our ability to successfully transition our business in China in connection with the resumption of direct selling in that market and our ability to operate using the direct-selling model permitted in that market;
  the impact of substantial currency fluctuations on the results of our foreign operations;
  general economic and business conditions in our markets, including social, economic and political uncertainties in Latin America, Asia Pacific, Central and Eastern Europe and the Middle East;
  the possible impact of the new importation laws for ethanol-based products in Russia;
  a general economic downturn, information technology systems outages, disruption in our supply chain or manufacturing and distribution operations, or other sudden disruption in business operations beyond our control as a result of events such as acts of terrorism or war, natural disasters, pandemic situations and large scale power outages;
  the quality, safety and efficacy of our products;
  our ability to attract and retain key personnel and executives;
  competitive uncertainties in our markets, including competition from companies in the cosmetics, fragrances, skin care and toiletries industry, some of which are larger than we are and have greater resources;
  our ability to implement our Sales Leadership program globally, to generate Representative activity, to increase Representative productivity, and to compete with other direct-selling organizations to recruit, retain and service Representatives;
  the impact of changes in market trends, purchasing habits of our consumers and changes in consumer preferences, particularly given the global nature of our business and the conduct of our business in primarily one channel;
  our ability to protect our intellectual property rights;

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  the risk of an adverse outcome in our material pending and future litigations;
  our access to financing; and
  the impact of possible pension funding obligations and increased pension expense on our cash flow and results of operations.

Additional information identifying such factors is contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission. We undertake no obligation to update any such forward-looking statements.